UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 June 3, 2020

 Date of Report (Date of earliest event reported)

Friendable, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

 (Address of principal executive offices) (Zip Code)

(855) 473-7473

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Friendable, Inc. (the “Company”) In particular, COVID-19 has caused disruptions in our normal interactions with our auditors, as such, Effective June 2, 2020, Manning Elliott resigned as the Company’s auditors as it determined it would not be able to perform the audit of the Company’s consolidated financial statements for the year ended December 31, 2019 and remain in compliance with the relevant independence rules due to unpaid fees.

The Company’s Board of Directors appointed SALBERG & COMPANY, P.A. (“Salberg”) as its new independent registered public accounting firm, officially effective as of June 2, 2020.

Prior to engaging Salberg, Salberg did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to engage Salberg as its independent accounting firm.

The Company has a small accounting staff and historically we’ve provided our auditors with onsite access to work papers and related information. We are relying on our staff/CFO to scan work papers and other documents, therefore the Company’s ability to complete its audit and file the 2019 10-K prior to its due date is delayed. Notwithstanding the foregoing, the Company expects to file the 2019 10-K no later than May 14, 2020 (which is 45 days from the 2019 10-K’s original filing deadline of March 30, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: June 3, 2020	By:	/s/ Robert Rositano Jr.
Robert Rositano
CEO

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